UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 2)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2022
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2022, Casella Waste Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to announce the appointment of Edmond R. Coletta as the Company’s President and Chief Financial Officer, effective July 1, 2022. On June 22, 2022, the Company filed an amendment to the Form 8-K (as amended, the “Amended Form 8-K”) to report that in connection with such promotion, the Company had entered into an amended and restated employment agreement with Mr. Coletta, effective as of July 1, 2022.
The Company is filing this amendment to the Amended Form 8-K to disclose that in connection with Mr. Coletta’s appointment as President and Chief Financial Officer, on July 27, 2022, the Company’s Board of Directors approved the grant of a stock option award to Mr. Coletta to purchase 75,000 shares of the Company’s Class A common stock (the “Option”), which grant will be effective on August 1, 2022 (the “Grant Date”). The exercise price of the Option will be the closing price of the Company’s Class A Common Stock on the Nasdaq Global Select Market on the Grant Date. The Option will vest in five equal annual installments on each of the first five anniversaries of the Grant Date.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 29, 2022	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer